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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K/A


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                JANUARY 3, 1997
                Date of Report (Date of earliest event reported)


                            SHOWBIZ PIZZA TIME, INC.
             (Exact name of registrant as specified in its charter)


         KANSAS                           0-15782               NO. 48-0905805
 (State or other jurisdiction           (Commission             (IRS Employer
         of incorporation)             File Number)          Identification No.)


         4441 WEST AIRPORT FREEWAY
               IRVING, TEXAS                                        75062
  (Address of principal executive offices)                        (Zip Code)


                                 (972) 258-8507
              (Registrant's telephone number, including area code)
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EXPLANATORY NOTE:



This Form 8-K/A is being filed to amend paragraph (b) of Item 5 of the Form 8-K of ShowBiz Pizza Time, Inc. (the "Company") filed on March 11, 1997.


ITEM 5.       OTHER EVENTS.


              Paragraph (b) of Item 5 of the Form 8-K is hereby amended to read in its entirety as follows:





       (b)    Supplemental Information

              On February 24, 1997, the Company filed a Registration Statement on Form S-3 (Registration No. 333-22229) with the Securities and Exchange Commission (the "Commission") relating to an offering (the "Offering") of shares of its common stock, par value $.10 per share (the "Shares"), owned by The Hallwood Group Incorporated ("Hallwood") and its affiliates. In connection with the sale of the Shares by Hallwood, it is anticipated that Charles A. Crocco, Jr., Anthony J. Gumbiner, Robert L. Lynch, J. Thomas Talbot and Brian
M. Troup, each of whom is affiliated with Hallwood (the "Hallwood Directors"), will resign from the Company's Board of Directors upon the closing of the Offering. The business experience of each of the Hallwood Directors is set forth below.

              Charles A. Crocco, Jr. was elected as a director of the Company in September 1988. He is a shareholder in the New York City law firm of Crocco & DeMaio, P.C. He has served as a director of Hallwood, a diversified holding company, since 1981 and as a director of First Banks America, Inc., a publicly-held bank holding company, since April 1988.





              Anthony J. Gumbiner was elected as a director of the Company in September 1988. He has served as a director and Chairman of the Board of Hallwood since 1981 and as Chief Executive Officer of Hallwood since 1984; as Chairman of Hallwood Holdings S.A., a real estate investment company, since March 1984; as Chairman of the Board and Chief Executive Officer of the general partner of Hallwood Energy Partners L.P., a publicly-traded oil and gas limited partnership, since February 1987; as a director and Chairman of the Board of Hallwood Realty Corporation, which is the general partner of Hallwood Realty Partners L.P., a publicly traded real estate limited partnership, since 1990; and as a director of Hallwood Consolidated Resources Corporation, an oil and gas company, since May 1992. He is a Solicitor of the Supreme Court of Judicature of England. On July 22, 1996, Mr. Gumbiner and Hallwood, in order to avoid the extraordinary time and expense that would be involved in protracted litigation with the government, agreed to a settlement (the "Settlement") of a claim by the Commission arising from Hallwood's sale of approximately 5% of Hallwood's holdings of the Common Stock of the Company during a four-day period in June 1993. Hallwood made these and other similar sales pursuant to a pre-planned, long-term selling program begun in December 1992. The Commission asserted in its claim that some, but not all, of Hallwood's June 1993 sales were improper because, before the sales program was completed, Hallwood allegedly received non-public information about the Company. In connection with the Settlement, Hallwood and its affiliates agreed to be subject to an injunction against any future violations of certain federal securities laws. Hallwood was also ordered to disgorge $953,125 and to pay $240,665.60 in pre-judgment interest in connection therewith. In addition, the Commission alleged that Mr. Gumbiner, as Chairman of the Board and Chief Executive Officer of Hallwood, failed to take appropriate action to discontinue Hallwood's sales of the Company's common stock during the four days in question in 1993. Mr. Gumbiner did not directly conduct the sales, nor did he sell any shares for his own account or for the account of any trust for which he had the power to designate the trustee. The Commission assessed a civil penalty of $477,000 against Mr. Gumbiner as a "control person" of Hallwood which Mr. Gumbiner paid. Mr. Gumbiner did not admit or deny the allegations made by the Commission.





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              Robert L. Lynch was elected as a director of the Company in
September 1988. He has served as a director and Vice Chairman of Hallwood since May 1984. He is Chairman of the Board and Chief Executive Officer of Perpetual Storage, Inc. and has served as a director of that company since 1969.

              J. Thomas Talbot was elected as a director of the Company in September 1988. He served as Chairman of the Board and Chief Executive Officer of HAL, Inc., Hawaiian Airlines, and West Maui Airport from August 1989 until July 1991. Mr. Talbot founded Jet America Airlines, Inc., a commercial airline company, and served as its Chairman from December 1980 until October 1986. Mr. Talbot has served as a director of Hallwood since 1984; as a director of Alliance Bancorporation, a bank holding company, since April 1988; as a director of Fidelity National Financial since April 1991; as a director of The Baldwin Company and the Koll Real Estate Group, Inc. since June 1993; and as a director of Hemmeter Enterprises, Inc. since October 1993.

              Brian M. Troup was elected as a director of the Company in September 1988. He has served as a director of Hallwood since 1981 and as President and Chief Operating Officer of Hallwood since April 1986; as a director of Hallwood Holdings S.A. since March 1984; as a director of the general partner of Hallwood Energy Partners, L.P. since May 1984; as a director of Hallwood Realty Corporation since 1990 and as a director of Hallwood Consolidated Resources Corporation since May 1992. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

              (a)    Financial Statements of Business Acquired.

                     Not applicable.

              (b)    Pro Forma Financial Information.

                     Not applicable.





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              (c)    Exhibits


                     Not Applicable.







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                                   SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SHOWBIZ PIZZA TIME, INC.




March 19, 1997                     By:  /s/ Michael H. Magusiak

                                        ----------------------------------------
                                        Michael H. Magusiak
                                        President